Exhibit 23.1











INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by Reference in Registration Statement No. 33-73946 of Hallwood Energy Partners, L.P. on Form S-4 of our report dated February 27, 1998, appearing in this Annual Report on Form 10-K of Hallwood Energy Partners, L.P. for the year ended December 31, 1997.



DELOITTE & TOUCHE LLP

Denver, Colorado
February 27, 1998